UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 17, 2015
eMONEco, Inc.
(Exact name of registrant as specified in its charter)
Nevada	000-54298	80-0818756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4901 W. 136th Street, Leawood, KS	66224
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(913) 871-4336

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Exclusive Sponsorship – Marketing/Business Development Agreement for the Continent of Africa

On March 18, 2015, eMONEco, Inc. (the “Company”) entered into an Exclusive Sponsorship – Marketing/Business Development Agreement for the Continent of Africa (the “Agreement”) with Global Green International Holdings (“Global”). Pursuant to the Agreement, the Company agrees to provide Global with certain training and technical support relating to the Company’s mobile banking platform. Additionally, the Company will provide Global with ongoing marketing and sales services for the Company’s mobile banking platform for the duration of the term of the Agreement. The initial term of the Agreement is for seven years and will renew for successive one year periods unless either party notifies the other party in writing thirty days before the term’s expiration of intention not to renew. Global will receive a commission based on the users it enrolls in the mobile banking platform and their usage of said platform. For the Agreement to remain in effect after the first year, Global must have 55,000 active mobile banking accountholders at all times. In exchange for the Company’s services, Global is required to pay $5 million to the Company in three separate installments, $1.5 million of which is due upon the execution of the Agreement. Furthermore, Global’s Chief Executive Officer, Mr. Abou Dieng, will join the Company’s board of directors.

The above description of the Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Agreement, which, subject to any confidential treatment requested, the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2014.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c) APPOINTMENT OF EXECUTIVE OFFICERS

Senior Executive Staff

On April 17, 2015, the Board of Directors (the “Board”) of eMONEco, Inc. (the “Company”) appointed the following individuals to the Company’s senior executive staff:

Chief Operations Officer and Executive Vice President – Richard Knapp.

In this role, Mr. Knapp provides oversight leadership in several key strategic areas including integrated product delivery, service quality, business insights and optimization and the achievement of the company’s operational effectiveness objectives.

Mr. Knapp has over thirty years of sales, marketing and management experience building startup and early stage companies which provided high technology Solutions and founded Avanton, Inc. a hardware based information security solution for SMB based compliance solutions and Parametric Integrated Circuits, a 3D modeling solution to enable engineering analysis of semiconductor devices. Ultimately the company was acquired by Ansoft Corporation, where Mr. Knapp assisted in taking the company public.

Mr. Knapp earned a BS degree in Mechanical Engineering/Computer Science from Purdue University and an MBA in International Marketing and Management Information Systems from West Coast University Los Angeles. An active member in his community Mr. Knapp is a resident of Manhattan Beach, California with his wife Vickie and dog Maggie.

In connection with Mr. Knapp’s service as Chief Operations Officer and Executive Vice President, the Company has issued to him 805,000 shares of the Company’s common stock, par value $0.001. Additionally, the Company has issued Mr. Knapp 345,000 options to purchase one share of the Company’s common stock at a strike price of $0.15 per share.

There are no family relationships among Mr. Knapp and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Knapp that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Chief Strategy Officer – Frank Oman.

In connection with Mr. Oman’s service as Chief Strategy Officer, the Company has issued to him 717,500 shares of the Company’s common stock, par value $0.001. Additionally, the Company has issued Mr. Oman 307,500 options to purchase one share of the Company’s common stock at a strike price of $0.15 per share.

There are no family relationships among Mr. Oman and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Oman that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Chief Marketing Officer and Executive Vice President of the Financial Institution Division – Nicole Hinken.

In this role, Mrs. Hinken is responsible for all corporate marketing programs and oversees business development activities with community banks and credit unions.

Mrs. Hinken is a seasoned payments, communications and marketing executive and entrepreneur founding Hinken Communications; co-founder of Hinken Construction, Inc., an award-winning custom home design/building firm; and 15. LLC. As principal of Hinken Communications, Mrs. Hinken created comprehensive communication and marketing strategies and tactics for financial institutions, payments vendors and small businesses. Hinken was recruited by U.S. Central Federal Corporate Credit Union, the nation’s only wholesale corporate credit union in 1998 and as Vice President, Strategic Market Services helped create a new ACH platform for credit unions. The platform eventually served 85% of all corporates credit unions, approximately 4000 credit unions, and countless consumers and businesses across North America.

An active member of her business and neighborhood communities as well as an avid cook and sportster, Mrs. Hinken is a graduate of the University of Central Missouri with a Bachelor of Science degree in Psychology; a resident of Lee’s Summit, Missouri; a wife (husband Todd) and mother (daughters Isabella and Sophia, and dog Buster).

In connection with Mrs. Hinken’s service as Chief Marketing Officer and Executive Vice President of the Financial Institution Division, the Company has issued to her 560,000 shares of the Company’s common stock, par value $0.001. Additionally, the Company has issued Mrs. Hinken 240,000 options to purchase one share of the Company’s common stock at a strike price of $0.15 per share.

There are no family relationships among Mrs. Hinken and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mrs. Hinken that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Senior Vice President of Compliance – Steve Hasser.

In this role, Mr. Hasser oversees all business development and compliance activities with banks and financial services companies.

Mr. Hasser is a certified Financial Recoverysm Counselor with over 30+ years’ financial industry experience and expertise in the areas of commercial and mortgage banking, and consumer financial empowerment and education. Prior to joining eMONEco, Hasser served as a Partner-Consultant with JBD Consulting, working exclusively with banks, credit unions and community organizations to provide financial capabilities and solutions to “underserved” families and businesses.

A former commissioned member of the United States Air Force, Hasser holds a B.S. degree from the University of Missouri and an MBA from the University of North Dakota and, a Certified Credit Advisor (CreditCRM) with Certified Cash Manager (‘CCM’) credentials.

A resident of St. Louis, Missouri, Mr. Hasser is active in his community and is a husband (wife Doris) and proud father of three (Rachel, Noelle and John).

In connection with Mr. Hasser’s service as Senior Vice President of Compliance, the Company has issued to him 350,000 shares of the Company’s common stock, par value $0.001. Additionally, the Company has issued Mr. Hasser 150,000 options to purchase one share of the Company’s common stock at a strike price of $0.15 per share.

There are no family relationships among Mr. Hasser and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Hasser that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Vice President of Business Development – Connie Carter.

In this role, Mrs. Carter oversees all business development and strategic alliance activities in special markets.

As Vice President of Business Development, Mrs. Carter brings more than 20 years of diversified experience working with leading technology organizations ranging from Fortune 500 companies to startups. Mrs. Carter set the foundation of her career with an international software company, in technical sales support and quickly advanced into leadership assignments with emphasis on Enterprise Sales, Business Development, and Strategic Business Alliance Development. In these roles, Mrs. Carter established a proven track record for increasing sales revenues.

Prior to joining eMONEco, Mrs. Carter served as a Partner-Consultant with JBD Consulting, working diligently to improve financial literacy and financial services access to unbanked and under-banked /underserved consumers and businesses.

Mrs. Carter is a resident of Scottsdale, Arizona and holds a B.A. in education, from the University of Iowa.

In connection with Mrs. Carter’s service as Vice President of Business Development, the Company has issued to her 225,000 shares of the Company’s common stock, par value $0.001. Additionally, the Company has issued Mrs. Carter 225,000 options to purchase one share of the Company’s common stock at a strike price of $0.15 per share.

There are no family relationships among Mrs. Carter and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mrs. Carter that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Advisory Board

On April 17, 2015, the Board created the Advisory Board. Currently, the Advisory Board does not have a charter. The Advisory Board consists of independent parties and will serve to provide support, advice, and consultation for the Board in regards to business and management decisions. The Advisory Board has no decision-making authority. Members of the Advisory Board have indefinite terms of membership and may be terminated with or without cause at the discretion of the Board or the member. The Board has the discretion to add or remove positions of the Advisory Board as it sees fit. The following parties were appointed to the Company’s Advisory Board:

Legal – Eilers Law Group, P.A.

In connection with Eilers Law Group, P.A.’s service as a member of the Advisory Board, the Company has issued to it 500,000 shares of the Company’s common stock, par value $0.001.

There are no family relationships among Eilers Law Group, P.A. and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Eilers Law Group, P.A. that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Accounting – Prestige Business Management, Inc.

In connection with Prestige Management, Inc.’s service as a member of the Advisory Board, the Company has issued to it 25,000 shares of the Company’s common stock, par value $0.001.

There are no family relationships among Prestige Business Management, Inc. and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Prestige Business Management, Inc. that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Technology – Mobe, Inc.

In connection with Mobe, Inc.’s service as a member of the Advisory Board, the Company has issued to it 200,000 shares of the Company’s common stock, par value $0.001.

There are no family relationships among Mobe, Inc. and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mobe, Inc. that would require disclosure pursuant to Item 404(a) of Regulation S-K.

General Support – James Dominey.

In connection with Mr. Dominey’s service as a member of the Advisory Board, the Company has issued to him 100,000 shares of the Company’s common stock, par value $0.001.

There are no family relationships among Mr. Dominey and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Dominey that would require disclosure pursuant to Item 404(a) of Regulation S-K.

General Support – Charles Bobbie Tucker.

In connection with Mr. Tucker’s service as a member of the Advisory Board, the Company has issued to him 100,000 shares of the Company’s common stock, par value $0.001.

There are no family relationships among Mr. Tucker and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Tucker that would require disclosure pursuant to Item 404(a) of Regulation S-K.

(d) ELECTION OF DIRECTORS

On April 14, 2015, the Board increased the size of the Board from two to five, directors in accordance with the Company’s Bylaws. Mr. Donald E. Latson will remain in his position as Chairman of the Board. To fill the four vacancies created by the increase in the number of directors, the Board appointed the following individuals:

Dr. Philip Templeton.

 Dr. Templeton is the former Chairman of Radiology at the University of Maryland and current Chief Executive Officer of Atomic Database Corp. (Formerly Virtuedesk) New York, Switzerland. Dr. Templeton has more than 30 years of experience in the technology, health and financial services industries.

In connection with Dr. Templeton’s service as a director and providing founder support, the Company has issued to him 1,100,000 shares of the Company’s common stock, par value $0.001.

There are no family relationships among Dr. Templeton and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Dr. Templeton that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Solange Warner.

In connection with Ms. Warner’s service as a director, the Company has issued to her 650,000 shares of the Company’s common stock, par value $0.001.

There are no family relationships among Ms. Warner and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Ms. Warner that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Abou Dieng.

Mr. Dieng is CEO and President of Global Green International Holdings LLC and Executive Director and Ambassador for Africa Global Treasury Supreme Trust. A member of Arizona’s Who’s Who Top 100 Executives, Mr. Dieng has been invited to the White House to discuss the new Immigration Bill, S-744 and works extensively with The US State Department’s African Desk, and has more than 20 years of experience in international market development.

In connection with Mr. Dieng’s service as a director, the Company has issued to him 650,000 shares of the Company’s common stock, par value $0.001.

There are no family relationships among Mr. Dieng and any directors or officers of the Company.

Ownership of Certain Directors and Management

As a result of the issuances related to the appointments, the Company hereby discloses the equity  holdings of those parties now appointed as members of the Board of Directors and/or management as follows:

Manager	Position Held	Shares	Share Options	% of Ownership1	Voting Rights
Dale Davis	Director	1,100,000	390,000	1.78%	1.18%
Phil Templeton	Director	1,100,000		1.78%	1.18%
Solange Waner	Director	650,000		1.05%	0.70%
Abou Dieng	Director	650,000		1.05%	0.70%
Don Latson	Chairman of Board/CEO	910,000	390,000	1.48%	0.98%
Richard Knapp	COO	805,000	345,000	1.31%	0.86%
Frank Oman	CTO	717,500	307,500	1.16%	0.77%
Nicole Hinken	CMO	560,000	240,000	0.91%	0.60%
Steve Hasser	Senior VP Compliance	350,000	150,000	0.57%	0.38%
Connie Carter	VP of Bus. Development	225,000	225,000	0.36%	0.24%
Eilers Law Group, P.A.	Advisory Board	500,000		0.81%	0.54%
Prestige Business Management, Inc.	Advisory Board	25,000		0.04%	0.03%
James Dominey	Advisory Board	100,000		0.16%	0.11%
JBD Consulting, LLC2	Consultant	28,500,000		46.22%	64.28%
TOTAL		36,192,500	1,657,500	58.63%	72.65%
1Ownership percentages do not include options as this rights will not vest until the options are exercised.
2JBD Consulting, LLC is controlled by Mr. Donald E. Latson, our CEO and Chairman of the Board. JBD Consulting, LLC holds 28,500,000 shares of common stock and 100 shares of Series A Preferred in the name of JBD Consulting, LLC that shall at all times hold voting rights equal to 51% of all votes at that time. The combined voting power of Mr. Latson and JBD Consulting, LLC is 65.26%

Litigation

During the past ten years, none of the appointees have been the subject of the following events:

1.           A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.           Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.           The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

           i)           Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
           ii)           Engaging in any type of business practice; or
           iii)           Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.           The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.           Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.           Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.           Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

           i)           Any Federal or State securities or commodities law or regulation; or
           ii)           Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or
           iii)           Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.           Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Material Plans, Contracts or Other Arrangements

Mr. Abou Dieng has been appointed as a member of the Board of Directors pursuant to transaction referenced under Item 1.01 herein.  No other party appointed is a party to any material plan, contract or arrangement (whether or not written) to which a covered officer is a party or in which he or she participates that is entered into or material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMONEco, Inc.
(Registrant)
Date:	April 23, 2015
		By:	/s/ Donald E. Latson
		Name:	Donald E. Latson
		Title:	Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors